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                                                                     EXHIBIT 3.1

                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000


                                                                  AUGUST 4, 2000


MUNICIPAL INVESTMENT TRUST FUND,

MULTISTATE SERIES--416

DEFINED ASSET FUNDS

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
DEAN WITTER REYNOLDS INC.

C/O MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
   DEFINED ASSET FUNDS
   P.O. BOX 9051
   PRINCETON, NJ 08543-9051

DEAR SIRS:


    We have acted as special counsel for you, as sponsors (the "Sponsors") of Multistate Series--416 of Municipal Investment Trust Fund, Defined Asset Funds (the "Trusts"), in connection with the issuance of units of fractional undivided interest in the Trusts (the "Units") in accordance with the Trust Indenture relating to the Trusts (the "Indentures").


    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and instruments as we have deemed necessary or advisable for the purpose of this opinion.

    Based upon the foregoing, we are of the opinion that (i) the execution and delivery of the Indenture and the issuance of the Units have been duly authorized by the Sponsors and (ii) the Units, when duly issued and delivered by the Sponsors and the Trustee in accordance with the applicable Indentures, will be legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as Exhibit 3.1 to the Registration Statement relating to the Units filed under the Securities Act of 1933 and to the use of our name in such Registration Statement and in the related prospectus under the heading "How The Fund Works--Legal Opinion".

                                          Very truly yours,
                                          DAVIS POLK & WARDWELL